UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Babylon Holdings Limited

(Exact name of Registrant as specified in its charter)

Bailiwick of Jersey, Channel Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Knightsbridge Green

London, SW1X 7QA

United Kingdom

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Ordinary Shares, $0.0000422573245084686 par value per share Warrants, each exercisable for one Class A Ordinary Share	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-257694

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

For a description of the securities of Babylon Holdings Limited (the “Registrant”) being registered hereunder, reference is made to the information set forth under the headings “Description of Babylon’s Share Capital and Articles of Association” and “Description of Babylon Warrants” contained in the Registrant’s Registration Statement on Form F-4 (File No. 333-257694), as initially filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2021, as amended (the “Registration Statement”). In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 21, 2021	Babylon Holdings Limited

	By:	/s/ Ali Parsadoust
Ali Parsadoust Chief Executive Officer